UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

Brandywine Realty Trust

Brandywine Operating Partnership, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware	000-24407	23-2862640
(Brandywine Operating Partnership, L.P.)	(Commission file number)	(I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

(Address of principal executive offices)

(610) 325-5600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Brandywine Realty Trust (the "Parent Company") is the sole general partner of Brandywine Operating Partnership, L.P. (the "Operating Partnership") and owns its assets and conducts its operations through the Operating Partnership and subsidiaries of the Operating Partnership.  The Parent Company, the Operating Partnership and their consolidated subsidiaries are collectively referred to in this report as the “Company.”

On March 30, 2017, the Company sold three properties containing an aggregate of 215,465 square feet (the "Woodland Falls Properties") located in Cherry Hill, New Jersey for a gross sales price of $19.0 million.  The Woodland Falls Properties were 93.3% occupied at closing and were built between 1986 and 1989.  The Company is not affiliated with the buyer, and the terms of the transaction were determined through arm's-length negotiations.  The individual listing of the Woodland Falls Properties is shown below:

Property	No. of Buildings	Square Feet
200 Lake Drive East	1	76,352
210 Lake Drive East	1	60,604
220 Lake Drive East	1	78,509
Total	3	215,465

Item 9.01 Financial Statements and Exhibits.

(a) Pro Forma Financial Information

The unaudited pro forma consolidated balance sheets of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. as of December 31, 2016 and unaudited pro forma consolidated statements of operations of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. for the year ended December 31, 2016, including notes thereto, are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Exhibit 99.1 Description

Exhibit 99.1 Unaudited pro forma consolidated balance sheets of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. as of December 31, 2016 and the unaudited pro forma consolidated statements of operations of each of Brandywine Realty Trust and Brandywine Operating Partnership L.P., for the year ended December 31, 2016, including notes thereto.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership L.P.,

By:	Brandywine Realty Trust, its sole General Partner

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

Date:  April 5, 2017

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